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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 9, 2003
                                                --------------------------------

                             VendingData Corporation
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               (Exact name of Registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

       000-25855                                         91-1696010
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(Commission File Number)                       (IRS Employee Identification No.)

 6830 Spencer Street, Las Vegas, Nevada                     89119
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (702) 733-7195
                                                  ------------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         On October 9, 2003 and October 21, 2003, VendingData Corporation (the "Company") received bridge financing in the aggregate amount of $1,000,000 (the "Bridge Financing"). In connection with the Bridge Financing, and on October 21, 2003, the Company issued to an accredited investor (the "Holder") a note in the principal amount of $1,000,000 (the "Note"). The Note matures on January 2, 2004 (the "Maturity Date") and requires the payment of an interest fee in the amount of $50,000 (the "Fee") on the Maturity Date. The Holder may elect to waive payment of the Fee in exchange for shares of the Company's common stock ("Common Stock") at a rate of $2.25 per share. For each thirty day period that the Note remains outstanding after January 2, 2004, the Holder is entitled to 25,000 warrants with an exercise price of $2.25 per share. The proceeds from the Bridge Financing are being used for working capital purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

                  Not applicable.

     (b) Pro Forma Financial Information.

                  Not applicable.

     (c) Exhibits.

                  Not applicable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VENDINGDATA CORPORATION



Date: October 24, 2003                 By: /s/ Stacie L. Brown
                                           -------------------------------------
                                           Stacie L. Brown, Attorney-In-Fact for
                                             Steven J. Blad
                                           Its: President and Chief Executive
                                             Officer






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